UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [x]	Filed by a Party other than the Registrant [ ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[x]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

HOME FEDERAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 5, 2014

Dear Stockholder,

You recently received proxy materials in connection with the 2014 Special Merger Meeting of Stockholders of  Home Federal Bancorp, Inc. with  Cascade Bancorp to be held on Friday,  May 16, 2014 at 10 a.m. local time at 500 12th Avenue South, Nampa, Idaho 83651 and, according to our records, your PROXY VOTE for this Special Meeting HAS NOT YET BEEN RECEIVED.

 Home Federal Bancorp, Inc. is asking shareholders to vote on:

1.	Approve the Agreement and Plan of Merger and related merger with Cascade Bancorp
2.	Approve on a non-binding, advisory basis, the compensation payable to Home Federal Bancorp, Inc.'s named executive officers in connection with the merger
3.	Adjournment of the Special Meeting to a later date if necessary to solicit additional proxies

You should refer to the proxy materials previously mailed to you for additional information on this matter.  If you have not received these materials, please call us immediately so that we can provide you with the materials.

The Board of Directors unanimously recommends you vote “FOR” the proposals referenced above.
In order for the Merger Agreement to be approved, an affirmative vote of a majority of the shares outstanding and eligible to vote must be voted “FOR” the proposal. Therefore a failure of any shareholder to vote will have the same effect as a vote “against” the proposal.

Therefore, regardless of the number of shares you own, it is important that your vote is represented at the Special Meeting.
Please vote your shares of stock now so that your vote can be counted without delay.

▪	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy card to cast your vote.

▪	VOTE VIA THE INTERNET: You may cast your vote by logging onto www.proxyvote.com identified on the enclosed proxy voting form and following the instructions on the screen.

▪	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Alliance Advisors, LLC toll-free at 877-777-8133.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.